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                                                                   EXHIBIT 10.14


                     AMENDMENT NO. 3 TO TERMS OF EMPLOYMENT
                                       OF
                                GERALD J. ANGELI
                                      WITH
                              CONCORD CAMERA CORP.


         AMENDMENT No. 3, dated as or January 1, 2003, to Terms of Employment dated as of April 17, 2000, as heretofore amended (as amended, the "Agreement") by and between CONCORD CAMERA CORP. (the "Company") and GERALD J. ANGELI (the "employee").

         FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1. Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

             "3)  TERM

                  The term hereof shall commence as of January 1, 2003 and shall continue thereafter, year-to-year, until terminated in accordance with Section 15 below. The employment may be terminated in accordance with Section l5 below at any time during the term."

         2. In the first sentence of Section 5 of the Agreement (entitled "Compensation"), the salary is hereby increased to $200,000 per annum effective as a January 1, 2003.

         3. Effective as of January 25, 2003, the previous Code of Conduct attached to the Agreement as Exhibit B (dated August 10, 2000) is hereby deleted and replaced in its entirety with the Exhibit B, dated January 12, 2003, attached hereto.

         4. Section 15 of the Agreement is deleted and replaced in its entirery with the following:

             "15)  TERMINATION

                    The Company may terminate the employee for cause at any time without notice. "Cause" shall mean: (i) continued failure to obey reasonable instructions of the person(s) to whom the employee reports; (ii) continued neglect of duties and responsibilities; (iii) willful misconduct; (iv) fraud or dishonesty; (v) any action in bad faith which is to the detriment of the Company and/or any of its subsidiaries or affiliates; (vi) failure to comply with any of the provisions set forth in Exhibit A; or (vii) failure to comply with the Code of Conduct annexed as Exhibit B.


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                  Either party may terminate at any time for any reason or
                  for no reason upon giving the other party three (3) months' written notice. If the Company terminates the employee for any reason other than cause, or for no reason:

                           (a) if such termination is made effective immediately
                  or at any other time before the expiration of the foregoing 3-month notice period, then the Company shall pay the employee's base salary, in lieu of notice, for the remainder of such notice period (the "Notice Payments"); and

                           (b) as additional consideration for the covenants of
                  employee set forth in Section 16 and Exhibit A, then, after the Company has made any Notice Payments the employee is entitled to receive pursuant to subparagraph (a) of this section, the employee shall receive a payment (the "Non-Compete Payment") equal to up to twelve (12) months' of his base salary (net of required withholding). NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL THE EMPLOYEE RECEIVE NOTICE PAYMENTS AND/OR A NON-COMPETE PAYMENT WHICH, WHEN AGGREGATED, EXCEED TWELVE (12) MONTHS OF HIS BASE SALARY. By way of example, if pursuant to this section: (i) the employee receives Notice Payments equal to one (1) month's base salary, then his Non-Compete Payment will be for eleven (11) months' base salary; (ii) the employee instead receives three (3) months' notice, such that there are no Notice Payments, then his Non-Compete Payment will be for twelve (12) months' base salary; or (iii) the employee receives Notice Payments equal to three (3) month's base salary, then his Non-Compete Payment will be for nine (9) months' base salary.

                  Any and all Notice Payments and the Non-Compete Payment shall be payable in installments (net of required withholding) in accordance with the Company's normal payroll schedule and shall not be payable simultaneously. The Company's obligation to make any Notice Payments and/or the Non-Compete Payment is conditioned upon the employee's prior and continued compliance with all provisions of this Agreement including, but not limited to, those set forth in Section 16 and Exhibit A.

                  If the employee's employment is terminated by the Company for cause, or by the employee, then the employee will not receive a Non-Compete Payment or any Notice Payments but all of his obligations under the provisions of this Agreement, including but not limited to those set forth in Section 16 and Exhibit A, nevertheless remain in full force and effect.

                  In the event that the employee's employment terminates for any reason at all, voluntarily or involuntary, benefits provided to the employee will terminate as of the last day of employment unless otherwise specified in any employee benefit plan or unless otherwise specified as a matter of law."


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         5.  Unless otherwise provided herein, all capitalized terms shall have the meaning assigned to such terms in the Agreement.

         6. Except as otherwise provided in paragraph 3 above, the foregoing amendments are effective as of January 1, 2003. Except as hereby amended, the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

EMPLOYEE:                                    CONCORD CAMERA CORP.


/s/ Gerald J. Angeli                         By: /s/ Keith L. Lampert
-----------------------------                --------------------------------
Gerald J. Angeli                                 Keith L. Lampert
                                                 Executive Vice President and
                                                 Chief Operating Officer

Date: 4-15-03                                Date: 4-21-03


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